Exhibit 23.1


                                    CONSENT

         Solomon and Weinberg LLP hereby consents to the references to the firm under the caption "Federal Income Tax Considerations" in the Registration Statements on Form S-3 (Nos. 333-28015 and 333-46883) and in the related Prospectus, dated January 14, 2004, of Reckson Associates Realty Corp.



Date:    March 12, 2004
                                        /s/ SOLOMON AND WEINBERG LLP